Exhibit 23(c)


                          CONSENT OF COUNSEL

To ITT Corporation:

     I hereby consent to the inclusion in this registration statement to the reference to me under "Legal Opinions" therein.

                              /s/  Roberto Rivera-Soto
                              Roberto Rivera-Soto

November 13, 1996